Management Incentive Plan (MIP) Document Heritage Bank 2024 MIP Plan Document Page 1 MANAGEMENT INCENTIVE PLAN 2024

Management Incentive Plan (MIP) Document Heritage Bank 2024 MIP Plan Document Page 2 INTRODUCTION Heritage Financial Corporation and Heritage Bank (together, the “Company”) are willing to provide annual cash incentive award opportunities for eligible employees, through the use of the Company’s Management Incentive Plan, a performance-based annual incentive compensation plan (the “Plan”). The annual incentive awards will provide a cash payment based upon attainment of specified goals and objectives. The objective is to align the interests of these employees with the interests of the Company in obtaining superior financial results. I. OBJECTIVE & PURPOSE The Company believes in pay for performance, and desires to implement a performance- based culture. The Company is committed to rewarding employees for the achievement of annual performance goals. The purpose of the Plan is to reward and retain high performers, and to drive the long-term financial success of the Company. The Plan should encourage teamwork and create an environment where executives are rewarded if the Company and his/her department achieve or exceed pre-determined annual performance criteria. The Plan is also designed to reward employees for achieving and exceeding individual performance criteria. It is prospective in design with the utilization of a defined payout formula that is based upon the achievement of a combination of pre-determined Company and department/individual performance criteria. II. PARTICIPATION/ELIGIBILITY Each Plan Year the Company’s Chief Executive Officer (“CEO”) shall develop a list of eligible employees (or employee groups) for participation in the Plan for the upcoming Plan Year. In addition to a listing of the eligible employees, the CEO shall also develop a summary of the annual incentive award tiers, the incentive award opportunities for each tier, the weighting of Company versus department/individual performance goals, and a summary of possible payouts. Each Plan participant shall be notif ied of eligibility for participation in the Plan. As appropriate, the CEO shall submit to the Compensation Committee (“Committee”) of the Board of Directors of the Company the forgoing information with respect to the Company’s senior officers, and others as may be requested by the Committee, for the Committee’s review and approval. The 2024 Plan is limited to selected employees of the Company. The CEO will identify such employees for eligibility under the Plan. Additional eligibility requirements are the following: New employees must be employed by September 30th in a given Plan Year to be eligible for an award related to performance for that Plan Year. Employees hired after September 30th must wait until the next Plan Year to be eligible for an award. Employees hired before September 30th who works a partial year will receive pro- rated awards based on year-to-date eligible earnings (for example, bonuses, incentives, and fringe benefits are excluded) Plan participants must also receive a minimum annual performance review rating of “accomplished*” or equivalent for the Plan Year to be eligible for any payout. The company shall use the annual performance evaluation rating to determine if performance achieves “accomplished” or equivalent levels. *An employee who receives a rating “Opportunity for development” may be eligible for a payout. An employee who receives a rating of “needs improvement” or “unacceptable” will not be eligible for a payout. A Plan participant must be an active employee in good standing as of the award payout date to earn and receive an award.

Management Incentive Plan (MIP) Document Heritage Bank 2024 MIP Plan Document Page 3 Generally, participants are not eligible to participate in other annual or production incentive plans which may exist, such as, but not limited to: o Employee Incentive Plan o SBA Business Development Officer Incentive Plan o Wealth Strategies Incentive Plans Employees who are promoted into the MIP plan prior to September 30th will receive a prorated incentive for the time in each plan during the plan year. Eligible employees who have earned an annual incentive award and terminate employment due to disability (as defined below) or death can receive a pro-rata award for the year, even if they are not employed as of the award payout date based upon target performance. III. PLAN YEAR/PERFORMANCE PERIOD The Plan operates on a calendar year basis (January 1st to December 31st, each, a “Plan Year”) and Plan payouts will be made no later than 2½ months after the Plan Year that represents the Performance Period, or a later date that would still permit the payment to constitute a short-term deferral that is not subject to Section 409A of the Internal Revenue Code (i.e., generally, no later than 2½ months after the end of the year in which a participant obtains a legally binding right to such award). This same Plan Year (calendar year) is the Performance Period for determining the amount of incentive awards to be paid in the following Plan Year. IV. PLAN DESIGN The Plan design incorporates a tiered approach with annual incentive awards that are linked to the achievement of pre-defined performance goals. The incentive ranges (as a percent of salary) are designed to provide market competitive payouts for the achievement of minimum, target and maximum performance goals. This design is subject to review and possible adjustment on an annual basis to be sure the Plan remains market competitive and includes all the appropriate Plan participants. The basic Plan design must be approved by the Committee on an annual basis, with respect to each Plan Year/Performance Period. V. AWARD OPPORTUNITIES For each Plan Year/Performance Period Minimum, Target, and Maximum Performance award opportunity levels, expressed as a percent of eligible compensation during the plan year as defined in Section IX, will be set for each participant. The actual payouts will be calculated using a ratable approach, where payouts are calculated as a proportion of minimum, target and maximum performance levels. Minimum Performance: The minimum level of performance needed to begin to be eligible to receive an incentive award. Target Performance: The budgeted, or expected, level of performance based upon both historical data and management's best judgment of expected performance during the performance period. Maximum Performance: The level of performance which, based upon historical performance and management’s judgment, would be exceptional or significantly beyond the expected. VI. PERFORMANCE OBJECTIVES The Plan will provide annual incentive awards to Plan participants based on overall Company and department and/or Individual performance objectives. Subject to Section

Management Incentive Plan (MIP) Document Heritage Bank 2024 MIP Plan Document Page 4 XVI, the performance objectives are determined by using the Company’s performance history, peer data, market data, and management's judgment of what reasonable levels can be reached, based on previous experience. The specific performance criteria for each Plan participant will be based on the Plan’s overall goals, as approved by the Committee, and will be communicated to Plan participants by management. The communication will clearly define the performance objectives at Minimum, Target, and Maximum Performance levels and will define the potential award opportunity for the Plan participants. Regardless of the actual results relative to set performance objectives, the participant must also receive minimum annual performance review rating of “accomplished” or equivalent to receive any bonus payment. Company Performance - The Company’s performance will be based on the Company’s success as measured by criteria determined by the Committee with input from the CEO. The percentage of payout for overall Company performance will be allocated based on the specific weighting of each of the Company’s goals based on the participant’s tier, and the actual performance compared to the pre- determined Minimum, Target, and Maximum Performance levels. Department or Individual Performance – Certain Plan participants may have a portion of their annual incentive award based on a combination of department and/or individual performance criteria. The number of performance criteria included, the specific type of performance criteria to use, and the weighting of each criterion for the overall incentive award will vary based on the position and role of each Plan participant and will be communicated to the participant early in the applicable Plan Year. VII. AWARD CALCULATION The actual award payouts will be calculated using a ratable approach, where award payouts are calculated as a proportion of minimum, target and maximum award opportunities. If actual performance falls between performance levels, the payout will also fall between the pre-defined performance level on a pro-rated basis. MIP participants who move to new tiers during the Plan year will have their calculation prorated based on the amount of time in each MIP tier. Participants who are promoted into the MIP plan prior to September 30th will have a prorated calculation between the MIP and their previous incentive plan. Employees promoted into the MIP plan after September 30th will typically stay on their prior incentive plan. VIII. DETERMINATION OF ANNUAL INCENTIVE AWARDS Incentive awards will be determined for each Plan Year/Performance Period. If the Company does not meet the Minimum performance level, there will be no payouts with respect to their Company performance objective. If there are more than one performance measure, they will be measured independently. However, the Plan participants may still be eligible to receive payouts related to their department or individual performance objectives. Plan Trigger: The Committee may at its discretion establish one or more plan triggers applicable to any plan year. The Committee will set any such trigger at the beginning of the performance period. If established by the Committee, in order for the Annual Incentive Plan to be funded and “activated,” the Company must achieve a pre-determined trigger performance level to be determined by the Committee for each Plan Year/Performance Period. This trigger performance level is not related to the Company Minimum, Target, or Maximum Performance goals. It is instead a threshold level of performance that needs to be attained for any incentive awards to be paid out. If this threshold level of performance

Management Incentive Plan (MIP) Document Heritage Bank 2024 MIP Plan Document Page 5 is not met, the Plan will not be “funded” or “activated” for that given Plan Year and no payouts will be made, regardless of Company or individual performance. If a plan trigger is not established by the Committee at the beginning of the performance period, any payouts will be determined based upon Company, department and/or individual performance objectives as established and approved by the Committee, with input from the CEO. IX. PAYMENT OF AWARDS After all performance results are available following year-end, the awards will be calculated for each Plan participant and, as appropriate or required, will be recommended by the CEO for approval by the Committee. Awards are then paid out, less any applicable withholdings. The following procedures will apply to the payment of awards: Payments will be declared no later than 2½ months following the end of the Plan Year that constitutes the Performance Period. Payment will be made at the time provided for in Section III. A Plan participant must be an active employee in good standing on the date of the award payments in order to receive a payout. The result of the performance criteria is calculated as a percent of the YTD base salary earned for each participant during the current Plan Year. Base salary includes regular, sick, vacation, holiday, FMLA, lump sums paid in lieu of merit increase and other items making up base wages. It excludes earnings related to overtime, incentives, bonuses, fringe benefits, etc. Special pays such as premium pays related to an emergency or pandemic may be considered as eligible earnings. X. PLAN ADMINISTRATION Administration of the Plan is the joint responsibility of the Compensation Committee, the CEO and the Human Resources department of the Company. Responsibilities of the Compensation Committee The Committee has the responsibility to approve, amend, or terminate the Plan as necessary. The actions of the Committee shall be final and binding on all parties. The Committee shall also review the operating rules of the Plan on an annual basis and rev ise these rules if necessary. The Committee retains the sole discretion to decide if an extraordinary event has occurred during the current Plan Year, and whether the performance measures should be adjusted to neutralize the effects of such events. After approval by the Committee, management shall, as soon as practical, inform each of the Plan participants under the Plan of their potential award under the operating rules adopted for the Plan Year. Responsibilities of the CEO The CEO of the Company administers the program directly and provides liaison to the Committee, including the following specific responsibilities: Recommend the Plan participants to be included in the Plan for a Plan Year/Performance Period. This includes determining if additional employees should be added to the Plan and if any Plan participants should be removed from participating in the Plan, or if any participant should be moved from one tier to another. Provide recommendations for the award opportunity amounts at target and maximum for all other Plan participants. The CEO will review the objectives and

Management Incentive Plan (MIP) Document Heritage Bank 2024 MIP Plan Document Page 6 evaluations, adjust guideline awards for performance and recommend final awards to the Committee for its approval. Provide other appropriate recommendations that may become necessary during the life of the Plan. This could include such items as changes to Plan provisions. Report to outside auditors for inclusion in annual reporting, as necessary. Responsibilities of Human Resources The Human Resources department of the Company will act as the Plan Administrator with regard to responsibilities for tracking the performance criteria during the course of the Plan Year. The Human Resources department will also have the responsibility of administering the amount of the payouts following year end. Additional responsibilities may be assigned to the Human Resources department by the Committee or CEO. XI. TERMINATION OF EMPLOYMENT/DISABILITY If a Plan participant is terminated by the Company, or voluntarily terminates his/her employment with the Company prior to a payout date, no incentive award will be paid. To encourage employees to remain employed by the Company, a participant must be an active employee in good standing on the date the incentive is paid to receive an award. However, there are exceptions for terminations as a result of death or disability, as provided below. Disability If a participant is disabled within the meaning of the Company’s long term disability benefit plan and has been approved by the long term disability insurance company for payment of long term disability benefits, then his/her incentive award for the Performance Period shall be prorated so that no award will be earned during the period of long-term disability, beginning on the first date of absence due to the disability. A participant’s target performance goals will be prorated for purposes of determining any incentive award payable for the Performance Period prior to the first day of absence due to the disability. Death If a Participant dies, his or her individual performance target performance goal for the Performance Period will be prorated through the date of death. Any incentive will be paid to the participant’s beneficiary(ies) at the time set forth in Section IX. XII. AMENDMENTS AND PLAN TERMINATION The Company has developed the Plan on the basis of existing business, market and economic conditions, current services, and staff assignments. If , during a Plan Year, substantial changes occur that affect these conditions, services, assignments, or forecasts, the Company may add to, amend, modify or discontinue any of the terms or conditions of the Plan at any time with approval from the Committee. The Committee may, at its sole discretion, terminate, change or amend any provision of the Plan as it deems appropriate. In no event shall an amendment to the Plan cause the Plan to cause any payment hereunder to violate Internal Revenue Code (“Code”) Section 409A or violate any regulatory requirement applicable to the Company. XIII. PLAN FUNDING The Plan shall not be funded. Amounts due hereunder shall be paid from the general assets of the Company.

Management Incentive Plan (MIP) Document Heritage Bank 2024 MIP Plan Document Page 7 XIV. CLAIMS AND REVIEW PROCEDURES Claims Procedure A Plan participant or beneficiary (“claimant”) who has not received awards under the Plan that he or she believes should be paid shall make a claim as follows: 1. Initiation – Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits. 2. Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within 90 days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 90 days by notifying the claimant in writing. 3. Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. Review Procedure If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for review by the Plan Administrator of the denial, as follows: 1. Initiation – Written Request. To initiate the review, the claimant, within 60 days after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review. 2. Additional Submissions – Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. 3. Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. 4. Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 60 days by notifying the claimant in writing. 5. Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notif ication in a manner calculated to be understood by the claimant. XV. COMMUNICATION OF PLAN TO PLAN PARTICIPANTS Communication of the Plan will be vital to the overall success of the Plan. Key communication events include the following: A. An initial communication to Plan participants of the Plan details, including the performance targets set for the initial Plan Year. This will typically take place in the first few months of the Plan Year. B. Communication of new performance targets, Plan procedure changes, etc., at the beginning of each Plan Year. C. Periodic reviews and/or performance updates throughout the Plan Year. These reviews should include a year-to-date performance update and discuss any changes that may be necessary to assure attainment of the Plan targets.

Management Incentive Plan (MIP) Document Heritage Bank 2024 MIP Plan Document Page 8 D. A year-end review of estimated Plan results, including an estimate of the Company's performance on each performance measure. E. An evaluation discussion surrounding the Plan participants’ f inal annual incentive awards to be conducted by the appropriate manager upon final determination of year-end results. XVI. RECOUPMENT BY THE COMPANY - CLAWBACK A. Any bonus payment will be subject to recoupment by the Bank, if the payment is later determined to have been (i) paid in error, (ii) fraudulent, or (iii) based on inaccurate or incomplete information or financial reports. In addition, losses or charges to the Bank due to poor performance, or insufficient account oversight on accounts under management may be recouped from the Participant. B. At the sole discretion of management or the Compensation Committee, loan or other bank charge-offs or other losses may result in the reduction or elimination in the originating, supervising or branch Officers future bonus payment. C. If a participant is terminated for Cause, they shall immediately forfeit all rights under the Plan. For purposes of this Plan, unless otherwise defined in an employment or change in control agreement applicable to the Participant, “Cause” shall mean if the employee (i) commits a felony; (ii) commits an act of theft, embezzlement, fraud or other intentional misconduct; (iii) engages in a breach of confidentiality; (iv) fails to comply with an applicable law, rule or regulation; or (v) fails to comply with the Bank Secrecy Act, and its implementing regulations. XVII. MISCELLANEOUS A. Binding Effect. The terms and conditions of this Plan shall be binding on the participant, the Company, and their respective beneficiaries, survivors, executors, successors, administrators and transferees. B. No Guarantee of Employment. This Plan is not an employment policy or contract. It does not give the Plan participant the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Plan participant. C. Non-Transferability. Benefits under this Plan cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner. D. Reorganization. If the Company shall (1) merge into or consolidate with another company, (2) reorganize, (3) sell substantially all of its assets to another company, firm, or person, or upon a change in control involving Heritage Financial Corporation stock, then the succeeding or continuing company, firm, or person shall succeed to, assume and discharge the obligations of the Company under this Plan. Upon the occurrence of such event, the term “Company” as used in this Plan shall be deemed to refer to the successor or survivor company. E. Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Plan. F. Applicable Law. The Plan and all rights hereunder shall be governed by the laws of the State of Washington, except to the extent preempted by the laws of the United States of America. G. Entire Plan. This Plan constitutes the entire Plan between the Company and the Plan participant as to the subject matter hereof. No rights are granted to the Plan participant by virtue of this Plan other than those specifically set forth herein.

Management Incentive Plan (MIP) Document Heritage Bank 2024 MIP Plan Document Page 9 IN WITNESS WHEREOF, the Company has signed this Plan document as of February 26, 2024. Company Name: Heritage Financial Corporation By: Jeffrey J. Deuel Title: CEO /s/ Jeffrey J. Deuel